Exhibit 99.1
Section 2: EX-99.1

LIVE OAK BANCSHARES, INC. REPORTS THIRD QUARTER 2017 RESULTS
Wilmington, NC, October 25, 2017 - Live Oak Bancshares, Inc. (Nasdaq: LOB) (“Live Oak” or “the Company”) today reported third quarter net earnings available to common shareholders of $12.9 million, or $0.33 per diluted share, compared to $3.5 million, or $0.10 per diluted share, for the third quarter of 2016.

“We are very pleased with our third quarter performance. We continue our mission to serve the needs of small businesses with year-to-date loan and lease originations of $1.45 billion nearly matching our production for all of 2016. Adding to this excitement, we also raised over $100 million in capital which will expedite the pursuit of our growth trajectory and the many exciting opportunities presented to us. The recent closing of our joint venture with First Data Corporation to create Apiture will significantly enhance our endeavor to revolutionize the industry with open API's on next generation financial institution platforms,” said James S. Mahan, III, Chief Executive Officer of Live Oak.

Third Quarter 2017 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	Q3 2017	Q3 2016	Dollars	Percent	Q2 2017
Loan production:
Loans and leases originated	$395,682	$381,050	$14,632	4%	$586,471
% Fully funded	37.4%	36.1%	n/a	n/a	42.2%
Loan sales:
Guaranteed loans sold	$163,843	$210,610	$(46,767)	(22)%	$203,714
Net gains on sales of guaranteed loans	18,148	21,833	(3,685)	(17)	18,676
Average net gain on sale of guaranteed loans, per million sold	110.76	103.67	7.09	7	91.68
Net interest income and servicing revenues	27,515	17,491	10,024	57	24,566
Net income attributable to Live Oak Bancshares, Inc.	12,862	3,479	9,383	270	9,795
Diluted earnings per share	0.33	0.10	0.23	230	0.27
Non-GAAP net income (1)	13,323	5,498	7,825	142	10,227
Non-GAAP diluted earnings per share (1)	0.34	0.16	0.18	113	0.28
(1) See accompanying GAAP to Non-GAAP Reconciliation.

Loans and Leases
At September 30, 2017, the total loan and lease portfolio of $1.86 billion increased 67.5% above its level of a year ago. Net loans and leases held for investment increased $83.9 million, or 7.9%, to $1.15 billion at September 30, 2017, from $1.06 billion at June 30, 2017. Loans held for sale increased $83.4 million, or 13.7%, to $692.6 million at September 30, 2017, from $609.1 million at June 30, 2017. Loan and lease originations totaled $395.7 million during the third quarter, a decline from the prior quarter due to the seasonality of lending in the renewable energy sector. The total loan and lease portfolio at September 30, 2017, and June 30, 2017, of $1.86 billion and $1.69 billion, respectively, were comprised of approximately 60.6% and 61.7% of unguaranteed loans and leases, respectively.
Average loans and leases were $1.77 billion during the third quarter of 2017 compared to $1.61 billion during the second quarter of 2017.
Net Interest Income
Net interest income for the third quarter of 2017 increased to $21.0 million compared to $11.6 million for the third quarter of 2016. The increase was driven by the significant growth in the combined held for sale and held for investment loan and lease portfolios and reflected the Company's initiative to grow recurring revenue sources by increasing the level of loans and leases retained on the balance sheet. The net interest margin of 3.91% for the for the third quarter of 2017 was consistent with 3.92% for the second quarter of 2017. The net interest margin has risen by 59 basis points from the third quarter of 2016 as the Company has benefited from the repricing characteristics of its loan portfolio in the rising rate environment.
Noninterest Income
Noninterest income for the third quarter of 2017 totaled $25.1 million, compared to $25.4 million for the third quarter of 2016. Net gains on sales of loans decreased to $18.1 million in the third quarter of 2017 compared to $21.8 million in the third quarter of 2016 and was in line with $18.2 million in the second quarter of 2017. The decrease in revenue from the prior year was due to a reduction in the volume of guaranteed loan sales partially offset by an increase in the average net gain on sale of guaranteed loans. The $39.9 million reduction in the volume of guaranteed loans sales from the prior sequential quarter resulted from a decrease in the percentage of new loans that were fully funded at closing, a product of the aforementioned seasonality of renewable energy lending. This was countered by the increase in the average net gain on guaranteed loan sales to $110.7 thousand per million sold versus $91.7 thousand in the prior quarter. Loan servicing revenues of $6.5 million in the third quarter of 2017 rose by $630 thousand from the third quarter of 2016. The inclusion of Reltco, Inc. and National Assurance Title, Inc. (collectively referred to as "Reltco"), which were acquired in February 2017, contributed $2.0 million in noninterest income to the Company in the third quarter of 2017.
Noninterest Expense
Noninterest expense for the third quarter of 2017 was $35.9 million compared to $27.2 million for the third quarter of 2016 and $33.3 million for the second quarter of 2017.
The $8.6 million, or 31.7%, increase in noninterest expense for the third quarter of 2017 compared to the third quarter of 2016 reflected the ongoing expansion of the Company’s workforce and related infrastructure in support of its growth strategy. There were increases in salaries and employee benefits of $1.6 million, equipment expense of $1.6 million and other expense of $1.5 million. Salaries and employee benefits were largely influenced by the addition of Reltco personnel during the first quarter of 2017 along with resources to support the ongoing growth of the business platform. Total stock based compensation expense in the third quarter of 2017 was $2.0 million compared to $4.1 million for the third quarter of 2016. The increase in equipment expense reflected the higher levels of depreciation related to aircraft acquired in the first quarter of 2017 and solar panels acquired for the Company’s renewable energy leasing business. Other expenses increased primarily due to the addition of Reltco in the first quarter of 2017 combined with support expenses driven by business growth.
Compared to the second quarter of 2017, noninterest expense increased $2.6 million, or 7.7%. This increase was driven by higher levels of salaries and benefits and higher costs related to equipment, delivery of loan and lease products, and other initiatives to support the growing business segments and diversification of the Company. Total stock based compensation expense in the third quarter of 2017 was $2.0 million compared to $1.9 million for the second quarter of 2017.
Asset Quality
The unguaranteed exposure of nonperforming loans declined slightly to $3.3 million at September 30, 2017, compared to $3.5 million at June 30, 2017. Total unguaranteed nonperforming loans as a percentage of total loans and leases held for investment declined to 0.28% at September 30, 2017, compared to 0.33% at June 30, 2017. Total nonperforming loans increased slightly to $22.4 million in the third quarter of 2017 from $21.9 million at the end of the prior quarter.
The unguaranteed exposure of foreclosed assets increased to $446 thousand at September 30, 2017, from $345 thousand at June 30, 2017. Foreclosed assets increased $91 thousand to $2.2 million at September 30, 2017, from June 30, 2017.

Net charge-offs totaled to $959 thousand in the third quarter of 2017 compared to $191 thousand in the second quarter of 2017 and $937 thousand in the third quarter of 2016. Net charge-offs as a percentage of average held for investment loans and leases, annualized, for the quarters ended September 30, 2017 and 2016 were 0.34% and 0.51%, respectively. Net charge-offs for the first nine months of 2017 totaled $2.7 million compared to $929 thousand for the first nine months of 2016.
Provision for Loan and Lease Losses
The provision for loan and lease losses for the third quarter of 2017 totaled $2.4 million compared to $1.6 million for the second quarter of 2017 and $3.8 million for the third quarter of 2016. The third quarter of 2017 provision exceeded net charge-offs , thus adding to loan loss reserves in consideration of the continued growth of the loan portfolio.
The allowance for loan and lease losses totaled $21.0 million at September 30, 2017, compared to $19.6 million at June 30, 2017. The allowance for loan and lease losses as a percentage of total loans and leases held for investment was 1.80% at September 30, 2017 and June 30, 2017, respectively.
Income Tax
There was a net income tax benefit in the third quarter of 2017 of $5.1 million compared to a tax expense of $2.6 million in the third quarter of 2016 and $408 thousand in the second quarter of 2017. The negative effective rate in the third quarter of 2017 principally reflected an increase in anticipated investment in renewable energy assets generating investment tax credits . As the lessor of these assets, the Company is accomplishing broader strategic initiatives in the renewable energy sector.
Deposits
Total deposits increased by $141.2 million, or 7.5%, to $2.01 billion at September 30, 2017, compared to $1.87 billion at June 30, 2017, following successful deposit gathering campaigns. Average total interest-bearing deposits for the third quarter of 2017 increased $203.2 million, or 11.7%, to $1.94 billion, compared to $1.74 billion for the second quarter of 2017. The ratio of average total loans to average interest-bearing deposits was 91.1% for the third quarter of 2017, compared to 92.7% for the second quarter of 2017.
Conference Call
Live Oak will host a conference call to discuss quarterly results at 9:00 a.m. ET tomorrow morning (October 26, 2017). Media representatives, analysts and the public are invited to listen to this discussion by calling (844) 743-2494 (domestic) or (661) 378-9528 (international) with conference ID 99094314. A live webcast of the conference call along with presentation materials referenced during the conference call will be available on the Investor Relations page of the Company’s website at http://investor.liveoakbank.com. A replay of the webcast will be archived on the Company's website for one year. A replay of the conference call will also be available until 5:00 p.m. ET November 2, 2017, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international).
Important Note Regarding Forward-Looking Statements
Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

About Live Oak Bancshares, Inc.
Live Oak Bancshares, Inc. (Nasdaq: LOB) is a financial holding company and the parent company of Live Oak Banking Company, a national online platform for small business lending.
Contacts:
Brett Caines | CFO | Investor Relations | 910.796.1645 & Micah Davis | Marketing Director | Media Relations | 910.550.2255

Live Oak Bancshares, Inc.
Quarterly Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three months ended
	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Interest income
Loans and fees on loans	$26,977	$23,559	$19,754	$16,239	$14,961
Investment securities, taxable	325	316	323	292	337
Other interest earning assets	870	470	342	383	264
Total interest income	28,172	24,345	20,419	16,914	15,562
Interest expense
Deposits	6,758	5,592	4,543	4,283	3,689
Borrowings	389	361	235	239	242
Total interest expense	7,147	5,953	4,778	4,522	3,931
Net interest income	21,025	18,392	15,641	12,392	11,631
Provision for loan and leases losses	2,426	1,556	1,499	3,844	3,806
Net interest income after provision for loan and lease losses	18,599	16,836	14,142	8,548	7,825
Noninterest income
Loan servicing revenue	6,490	6,174	5,923	5,668	5,860
Loan servicing asset revaluation	(3,691)	(1,164)	(2,009)	(3,340)	(3,421)
Net gains on sales of loans	18,148	18,176	18,952	22,513	21,833
Gain on sale of securities available-for-sale	—	—	—	—	1
Construction supervision fee income	362	286	429	868	502
Title insurance income	1,968	2,397	1,438	—	—
Other noninterest income	1,783	798	1,020	618	657
Total noninterest income	25,060	26,667	25,753	26,327	25,432
Noninterest expense
Salaries and employee benefits	19,037	17,968	18,682	17,121	17,471
Travel expense	2,289	2,148	1,598	1,811	2,218
Professional services expense	1,068	1,424	1,736	1,137	907
Advertising and marketing expense	1,516	1,976	1,485	1,109	1,097
Occupancy expense	1,473	1,350	1,195	1,267	1,058
Data processing expense	1,982	1,858	1,696	1,435	1,252
Equipment expense	2,228	1,703	1,074	550	611
Other loan origination and maintenance expense	1,601	981	1,005	824	806
Renewable energy tax credit investment impairment	—	—	—	3,197	—
FDIC insurance	858	724	726	910	210
Title insurance closing services expense	687	785	405	—	—
Other expense	3,117	2,383	3,383	3,023	1,588
Total noninterest expense	35,856	33,300	32,985	32,384	27,218
Income before taxes	7,803	10,203	6,910	2,491	6,039
Income tax (benefit) expense	(5,059)	408	798	(2,989)	2,561
Net income	12,862	9,795	6,112	5,480	3,478
Net loss attributable to noncontrolling interest	—	—	—	—	1
Net income attributable to Live Oak Bancshares, Inc.	$12,862	$9,795	$6,112	$5,480	$3,479
Earnings per share
Basic	$0.34	$0.28	$0.18	$0.16	$0.10
Diluted	$0.33	$0.27	$0.17	$0.16	$0.10
Weighted average shares outstanding
Basic	37,366,041	34,618,721	34,466,904	34,235,375	34,206,943
Diluted	38,644,677	35,942,041	35,646,918	35,208,433	35,001,817

Live Oak Bancshares, Inc.
Quarterly Balance Sheets (unaudited)
(Dollars in thousands)

	As of the quarter ended
	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Assets
Cash and due from banks	$260,907	$207,373	$158,887	$238,008	$355,485
Certificates of deposit with other banks	3,250	5,750	6,000	7,250	7,500
Investment securities available-for-sale	76,575	72,993	68,630	71,056	70,334
Loans held for sale	692,586	609,138	512,501	394,278	345,277
Loans and leases held for investment	1,169,887	1,084,503	999,270	907,566	766,977
Allowance for loan losses	(21,027)	(19,560)	(18,195)	(18,209)	(15,178)
Net loans and leases	1,148,860	1,064,943	981,075	889,357	751,799
Premises and equipment, net	129,233	125,008	101,398	64,661	60,646
Foreclosed assets	2,231	2,140	1,706	1,648	2,235
Servicing assets	53,392	53,675	53,584	51,994	49,729
Other assets	65,155	57,087	48,344	37,009	26,735
Total assets	$2,432,189	$2,198,107	$1,932,125	$1,755,261	$1,669,740
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$55,260	$40,966	$38,029	$27,990	$28,461
Interest-bearing	1,957,631	1,830,755	1,601,114	1,457,086	1,374,556
Total deposits	2,012,891	1,871,721	1,639,143	1,485,076	1,403,017
Short term borrowings	—	10,000	13,100	—	—
Long term borrowings	26,872	52,173	27,473	27,843	28,074
Other liabilities	27,835	26,582	26,220	19,495	24,497
Total liabilities	2,067,598	1,960,476	1,705,936	1,532,414	1,455,588
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—
Class A common stock (voting)	266,336	150,939	147,933	149,966	145,284
Class B common stock (non-voting)	49,168	49,168	50,015	50,015	50,015
Retained earnings	49,707	38,041	28,938	23,518	18,723
Accumulated other comprehensive (loss) income	(620)	(517)	(697)	(652)	130
Total shareholders’ equity attributed to Live Oak Bancshares, Inc.	364,591	237,631	226,189	222,847	214,152
Noncontrolling interest	—	—	—	—	—
Total equity	364,591	237,631	226,189	222,847	214,152
Total liabilities and shareholders’ equity	$2,432,189	$2,198,107	$1,932,125	$1,755,261	$1,669,740

Live Oak Bancshares, Inc.
Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Nine months ended
	September 30, 2017	September 30, 2016
Interest income
Loans and fees on loans	$70,290	$38,868
Investment securities, taxable	964	840
Other interest earning assets	1,682	650
Total interest income	72,936	40,358
Interest expense
Deposits	16,893	9,376
Borrowings	985	725
Total interest expense	17,878	10,101
Net interest income	55,058	30,257
Provision for loan losses	5,481	8,692
Net interest income after provision for loan losses	49,577	21,565
Noninterest income
Loan servicing revenue	18,587	15,725
Loan servicing asset revaluation	(6,864)	(5,051)
Net gains on sales of loans	55,276	52,813
Gain on sale of securities available-for-sale	—	1
Construction supervision fee income	1,077	1,799
Title insurance income	5,803	—
Other noninterest income	3,601	1,925
Total noninterest income	77,480	67,212
Noninterest expense
Salaries and employee benefits	55,687	45,875
Travel expense	6,035	6,394
Professional services expense	4,228	2,345
Advertising and marketing expense	4,977	3,425
Occupancy expense	4,018	3,306
Data processing expense	5,536	3,864
Equipment expense	5,005	1,696
Other loan origination and maintenance expense	3,587	2,001
FDIC insurance	2,308	507
Title insurance closing services expense	1,877	—
Other expense	8,883	4,648
Total noninterest expense	102,141	74,061
Income before taxes	24,916	14,716
Income tax (benefit) expense	(3,853)	6,432
Net income	28,769	8,284
Net loss attributable to noncontrolling interest	—	9
Net income attributable to Live Oak Bancshares, Inc.	$28,769	$8,293
Earnings per share
Basic	$0.81	$0.24
Diluted	$0.78	$0.24
Weighted average shares outstanding
Basic	35,485,371	34,191,014
Diluted	36,730,054	35,003,422

Live Oak Bancshares, Inc.
Quarterly Selected Financial Data
(Dollars in thousands, except per share data)

	As of and for the three months ended
	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Income Statement Data
Net income attributable to Live Oak Bancshares, Inc.	$12,862	$9,795	$6,112	$5,480	$3,479
Per Common Share
Net income, basic	$0.34	$0.28	$0.18	$0.16	$0.10
Net income, diluted	0.33	0.27	0.17	0.16	0.10
Dividends declared	0.03	0.02	0.02	0.02	0.02
Book value	9.15	6.86	6.54	6.51	6.26
Tangible book value (1)	8.84	6.50	6.17	6.51	6.26
Performance Ratios
Return on average assets (annualized)	2.18%	1.89%	1.33%	1.26%	0.91%
Return on average equity (annualized)	16.79	16.53	10.93	9.95	6.54
Net interest margin	3.91	3.92	3.76	3.08	3.32
Efficiency ratio (1)	77.80	73.90	79.69	83.64	73.44
Noninterest income to total revenue	54.38	59.18	62.21	68.00	68.62
Selected Loan Metrics
Loans and leases originated	$395,682	$586,471	$468,663	$514,565	$381,050
Guaranteed loans sold	163,843	203,714	208,715	260,125	210,610
Average net gain on sale of guaranteed loans	110.76	91.68	90.80	86.55	103.67
Held for sale guaranteed loans (note amount) (2)	1,093,385	1,005,753	866,260	754,834	692,278
Quarterly increase (decrease) in note amount of held for sale guaranteed loans	87,632	139,493	111,426	62,556	52,922
Estimated net gain to be recognized on quarterly increase in guaranteed loans held for sale (3)	9,707	12,789	10,117	5,414	5,486
Asset Quality Ratios
Allowance for loan losses to loans and leases held for investment	1.80%	1.80%	1.82%	2.01%	1.98%
Net charge-offs	$959	$191	$1,513	$813	$937
Net charge-offs to average loans and leases held for investment (4)	0.34%	0.07%	0.63%	0.39%	0.51%
Nonperforming loans	$22,420	$21,856	$22,469	$23,781	$14,023
Foreclosed assets	2,231	2,140	1,706	1,648	2,235
Nonperforming loans (unguaranteed exposure)	3,299	3,546	3,643	4,784	3,354
Foreclosed assets (unguaranteed exposure)	446	345	304	246	304
Nonperforming loans not guaranteed by the SBA and foreclosures	3,745	3,891	3,947	5,030	3,658
Nonperforming loans and foreclosures, not guaranteed by the SBA, to total assets	0.15%	0.18%	0.20%	0.29%	0.22%
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	17.78%	11.93%	12.79%	15.35%	16.63%
Total capital (to risk-weighted assets)	18.93	13.08	14.01	16.60	17.88
Tier 1 risk based capital (to risk-weighted assets)	17.78	11.93	12.79	15.35	16.63
Tier 1 leverage capital (to average assets)	13.99	9.93	10.60	12.03	13.18
Notes to Quarterly Selected Financial Data
(1) See accompanying GAAP to Non-GAAP Reconciliation.

(2)	Includes the entire note amount, including undisbursed funds for the multi-advance loans.
(3) The estimated revenue from the sale of the quarterly increase in guaranteed loans is based on the average net gain on sale of loans for that quarter. This is an estimate based on the respective quarter activity and does not reflect actual gains to be recognized.
(4) Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.

Live Oak Bancshares, Inc.
Quarterly Average Balances and Net Interest Margin
(Dollars in thousands)

	Three months ended September 30, 2017			Three months ended June 30, 2017
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest earning assets:
Interest earning balances in other banks	$292,066	$870	1.18%	$199,904	$470	0.94%
Investment securities	73,312	325	1.76	69,544	316	1.82
Loans held for sale	653,342	9,922	6.03	562,984	8,226	5.86
Loans and leases held for investment (1)	1,116,209	17,055	6.06	1,050,074	15,333	5.86
Total interest earning assets	2,134,929	28,172	5.24	1,882,506	24,345	5.19
Less: allowance for loan and lease losses	(19,544)			(18,198)
Non-interest earning assets	242,014			209,484
Total assets	$2,357,399			$2,073,792

Interest bearing liabilities:
Interest bearing checking	$35,127	$51	0.58%	$40,541	$57	0.56%
Savings	196,220	682	1.38	3,809	12	1.26
Money market accounts	453,985	1,303	1.14	475,265	1,114	0.94
Certificates of deposit	1,257,072	4,722	1.49	1,219,542	4,409	1.45
Total interest bearing deposits	1,942,404	6,758	1.38	1,739,157	5,592	1.29
Other borrowings	42,219	389	3.66	42,765	361	3.39
Total interest bearing liabilities	1,984,623	7,147	1.43	1,781,922	5,953	1.34
Non-interest bearing deposits	43,652			32,718
Non-interest bearing liabilities	22,650			22,165
Shareholders' equity	306,474			236,987
Noncontrolling interest	—			—
Total liabilities and shareholders' equity	$2,357,399			$2,073,792

Net interest income and interest rate spread		$21,025	3.81%		$18,392	3.85%

Net interest margin			3.91			3.92

Ratio of average interest-earning assets to average interest-bearing liabilities			107.57%			105.64%

(1)    Average loan and lease balances include non-accruing loans.

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands)

	As of and for the three months ended
	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Total shareholders’ equity	$364,591	$237,631	$226,189	$222,847	$214,152
Less:
Goodwill	7,278	7,266	7,165	—	—
Other intangible assets	5,126	5,292	5,410	—	—
Tangible shareholders’ equity (a)	$352,187	$225,073	$213,614	$222,847	$214,152
Shares outstanding (c)	39,862,147	34,639,848	34,600,819	34,253,602	34,215,050
Total assets	$2,432,189	$2,198,107	$1,932,125	$1,755,261	$1,669,740
Less:
Goodwill	7,278	7,266	7,165	—	—
Other intangible assets	5,126	5,292	5,410	—	—
Tangible assets (b)	$2,419,785	$2,185,549	$1,919,550	$1,755,261	$1,669,740
Tangible shareholders’ equity to tangible assets (a/b)	14.55%	10.30%	11.13%	12.70%	12.83%
Tangible book value per share (a/c)	$8.84	$6.50	$6.17	$6.51	$6.26
Efficiency ratio:
Noninterest expense (d)	$35,856	$33,300	$32,985	$32,384	$27,218
Net interest income	21,025	18,392	15,641	12,392	11,631
Noninterest income	25,060	26,667	25,753	26,327	25,432
Less: gain on sale of securities	—	—	—	—	1
Adjusted operating revenue (e)	$46,085	$45,059	$41,394	$38,719	$37,062
Efficiency ratio (d/e)	77.80%	73.90%	79.69%	83.64%	73.44%

Live Oak Bancshares, Inc. GAAP to Non-GAAP Reconciliation (Continued) (Dollars in thousands)

	Three months ended			Nine months ended
	3Q 2017	2Q 2017	3Q 2016	3Q 2017	3Q 2016
Reconciliation of net income to non-GAAP net income for non-routine income and expenses:
Net income attributable to Live Oak Bancshares, Inc.	$12,862	$9,795	$3,479	$28,769	$8,293
Provision for loans reclassified as held for investment	—	—	—	—	4,023
Stock based compensation expense for restricted stock awards with an effective grant date of May 24, 2016, as discussed in Note 10 of our March 31, 2016 Form 10-Q	286	378	3,365	1,010	5,608
Merger costs for acquisition of Reltco and Apiture investment	390	250	—	1,156	—
Trade-in loss on aircraft	—	—	—	206	—
Renewable energy tax credit investment income, impairment and loss	19	19	—	57	—
Income tax effects and adjustments for non-GAAP items *	(278)	(259)	(1,346)	(972)	(3,852)
Other renewable energy tax expense	44	44	—	132	—
Non-GAAP net income	$13,323	$10,227	$5,498	$30,358	$14,072
* Estimated at 40.0%
Non-GAAP earnings per share:
Basic	$0.36	$0.30	$0.16	$0.86	$0.41
Diluted	$0.34	$0.28	$0.16	$0.83	$0.40

Weighted-average shares outstanding:
Basic	37,366,041	34,618,721	34,206,943	35,485,371	34,191,014
Diluted	38,644,677	35,942,041	35,001,817	36,370,054	35,003,422

Reconciliation of financial statement line items as reported to adjusted for non-routine income and expenses:
Noninterest income, as reported	$25,060	$26,667	$25,432	$77,480	$67,212
Renewable energy tax credit investment income	(10)	(10)	—	(30)	—
Noninterest income, as adjusted	25,050	26,657	25,432	77,450	67,212

Provision for loan losses, as reported	2,426	1,556	3,806	5,481	8,692
Provision for loans reclassified as held for investment	—	—	—	—	(4,023)
Provision for loan losses, as adjusted	2,426	1,556	3,806	5,481	4,669

Live Oak Bancshares, Inc. GAAP to Non-GAAP Reconciliation (Continued) (Dollars in thousands)

	Three months ended			Nine months ended
	3Q 2017	2Q 2017	3Q 2016	3Q 2017	3Q 2016
Noninterest expense, as reported	35,856	33,300	27,218	102,141	74,061
Stock based compensation expense	(286)	(378)	(3,365)	(1,010)	(5,608)
Merger costs associated with Reltco and Apiture investment	(390)	(250)	—	(1,156)	—
Trade-in loss on aircraft	—	—	—	(206)	—
Renewable energy tax credit investment impairment and loss	(29)	(29)	—	(87)	—
Noninterest expense, as adjusted	35,151	32,643	23,853	99,682	68,453

Income tax (benefit) expense, as reported	(5,059)	408	2,561	(3,853)	6,432
Income tax effects and adjustments for non-recurring income and expenses	278	259	1,346	972	3,852
Other renewable energy tax expense	(44)	(44)	—	(132)	—
Income tax expense, as adjusted	$(4,825)	$623	$3,907	$(3,013)	$10,284
This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.